Exhibit 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co., Inc.

(516) 812-1216

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS

FISCAL 2013 THIRD QUARTER RESULTS

- Net Sales of $636.9 Million in Fiscal 2013 Third Quarter -

- Adjusted Diluted Earnings per Share of $1.05, GAAP Diluted Earnings per Share of $0.98 in Fiscal 2013 Third Quarter -

Melville, NY, July 10, 2013 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States and Canada, today reported financial results for its fiscal third quarter ended June 1, 2013.

Net sales for the third quarter of fiscal 2013 were $636.9 million, an increase of 4.1% (5.7% on an average daily sales basis) over net sales of $612.0 million in the third quarter of fiscal 2012. The recently acquired Barnes Distribution North America (“BDNA”) business contributed approximately $34.7 million to net sales, reflecting its contribution to net sales from the acquisition date of April 22, 2013, to the end of the fiscal third quarter. Excluding non-recurring costs of $6.4 million associated with the BDNA acquisition and the co-location of the Company’s headquarters, adjusted operating income for the fiscal 2013 third quarter was $106.6 million, or 16.7% of net sales, compared to GAAP operating income of $110.9 million, or 18.1% of net sales in the same quarter a year ago. GAAP operating income for the fiscal 2013 third quarter was $100.2 million.

Excluding the after tax effects of non-recurring costs, adjusted net income for the third quarter of fiscal 2013 was $66.7 million, or $1.05 per diluted share (based on 63.1 million diluted shares outstanding), compared to GAAP net income of $70.2 million, or $1.10 per diluted share, a year ago (based on 63.1 million diluted shares outstanding). The BDNA operations contributed approximately $0.02 to the fiscal third quarter EPS and GAAP net income for the third quarter of fiscal 2013 was $62.4 million, or $0.98 per diluted share.

Erik Gershwind, President and Chief Executive Officer, stated, “We continue to fuel share gains in our targeted markets despite a sluggish manufacturing sector, particularly in metalworking-related end markets.  The organic growth investments we have made in E-commerce, vending and other areas are offsetting a weak demand environment.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, "Our cost reduction and tight working capital management enabled us to exceed our third quarter EPS guidance against the backdrop of a soft demand environment. For the fourth quarter, our adjusted EPS at the midpoint of guidance is 89 cents, which is down from $1.09 last year, reflecting primarily the extra week in FY12 and the lack of the mid-year price increase. After those adjustments, the fourth quarter will be very similar to the past couple of quarters.”

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 2 -

Mr. Gershwind concluded, “I remain confident about our future prospects for revenue and earnings growth, as we execute on our strategic investments and gain traction with the new, high margin growth platform in BDNA.  We are excited about our early returns on BDNA and are beginning to execute our integration plans including distribution network and headquarter consolidations with MSC.  We are on track to achieving our long-term growth goal of $4 billion in revenue by FY2016.”

Outlook

Based on a continuation of current market conditions, for the fiscal 2013 fourth quarter the Company expects net sales including BDNA to be between $661 million and $673 million. At the midpoint, average daily sales exclusive of BDNA are expected to be flat. Excluding non-recurring costs related to the co-location of the Company’s headquarters and non-recurring transaction and integration costs associated with BDNA, the Company expects adjusted diluted earnings per share for the fourth quarter of fiscal 2013 to be between $0.87 and $0.91.

The Company expects the non-recurring costs related to the co-location of the Company’s headquarters to have a $0.03 impact and the integration costs related to the BDNA acquisition to have approximately a $0.03 impact on its GAAP diluted earnings per share in the fiscal fourth quarter.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for the fiscal 2013 third quarter. The call and accompanying slides may be accessed via the Internet on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, August 9, 2013.

Alternatively, the conference call can be accessed by dialing 1-877-270-2148 (U.S.) or 1-412-902-6510 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, August 9, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10030820.

The Company’s next reporting date for its fiscal 2013 fourth quarter will be October 30, 2013.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States and Canada. MSC employs one of the industry's largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 3 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 1, 2013	September 1, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$58,017	$168,453
Accounts receivable, net of allowance for doubtful accounts	337,779	297,215
Inventories	414,268	393,412
Prepaid expenses and other current assets	43,584	29,313
Deferred income taxes	31,718	31,718
Total current assets	885,366	920,111

Property, plant and equipment, net	234,643	174,597
Goodwill	632,801	289,124
Identifiable intangibles, net	159,807	51,212
Other assets	6,875	9,832
Total assets	$1,919,492	$1,444,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$40,000	$--
Current maturities of long-term debt	10,527	1,007
Accounts payable	106,082	96,640
Accrued liabilities	88,240	72,868
Total current liabilities	244,849	170,515
Long-term debt, net of current maturities	242,353	2,189
Deferred income taxes and tax uncertainties	85,180	85,061
Total liabilities	572,382	257,765
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	55	53
Class B common stock	14	16
Additional paid-in capital	522,327	483,682
Retained earnings	1,095,568	970,965
Accumulated other comprehensive loss	(3,608)	(2,443)
Class A treasury stock, at cost	(267,246)	(265,162)
Total shareholders’ equity	1,347,110	1,187,111
Total liabilities and shareholders’ equity	$1,919,492	$1,444,876

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 4 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 1, 2013	May 26, 2012	June 1, 2013	May 26, 2012
Net sales	$636,923	$611,970	$1,783,876	$1,720,647
Cost of goods sold	347,410	332,387	972,905	929,471
Gross profit	289,513	279,583	810,971	791,176
Operating expenses	189,267	168,724	517,797	486,966
Income from operations	100,246	110,859	293,174	304,210
Other income (expense):
Interest expense	(1,141)	(63)	(1,266)	(179)
Interest income	31	42	113	160
Other income (expense), net	(5)	15	66	(5)
Total other income (expense)	(1,115)	(6)	(1,087)	(24)
Income before provision for income taxes	99,131	110,853	292,087	304,186
Provision for income taxes	36,777	40,642	110,467	114,070
Net income	$62,354	$70,211	$181,620	$190,116
Per Share Information:
Net income per common share:
Basic	$0.99	$1.11	$2.88	$3.02
Diluted	$0.98	$1.10	$2.86	$3.00
Weighted average shares used in computing net income per common share:
Basic	62,808	62,651	62,628	62,517
Diluted	63,134	63,055	62,947	62,896
Cash dividend declared per common share	$0.30	$0.25	$0.90	$0.75

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 5 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 1, 2013	May 26, 2012	June 1, 2013	May 26, 2012
Net income, as reported	$62,354	$70,211	$181,620	$190,116
Cumulative foreign currency translation adjustment	(388)	(132)	(1,165)	(505)
Comprehensive income	$61,966	$70,079	$180,455	$189,611

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 6 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	June 1, 2013	May 26, 2012
Cash Flows from Operating Activities:
Net income	$181,620	$190,116
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	33,994	25,279
Stock-based compensation	11,989	11,410
Loss on disposal of property, plant, and equipment	791	876
Provision for doubtful accounts	2,111	2,520
Deferred income taxes	—	3,025
Excess tax benefits from stock-based compensation	(5,563)	(4,844)
Write-off of deferred financing costs on previous credit facility	594	—
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(6,791)	(30,150)
Inventories	28,084	(44,499)
Prepaid expenses and other current assets	(11,136)	(11,837)
Other assets	2,162	4,388
Accounts payable and accrued liabilities	7,574	(1,076)

Total adjustments	63,809	(44,908)

Net cash provided by operating activities	245,429	145,208

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(62,305)	(28,753)
Cash used in business acquisition, net of cash received	(548,769)	(33,451)

Net cash used in investing activities	(611,074)	(62,204)

Cash Flows from Financing Activities:
Purchases of treasury stock	(3,656)	(47,986)
Payment of cash dividends	(56,843)	(47,341)
Payments on capital lease and financing obligations	(981)	(721)
Excess tax benefits from stock-based compensation	5,563	4,844
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,891	2,630
Proceeds from exercise of Class A common stock options	19,986	19,566
Borrowings under financing obligation	257	1,050
Borrowings under Credit Facility	370,000	—
Credit facility financing costs	(1,904)	—
Pay down revolving loans from credit facility	(80,000)	—
Net cash provided (used) in financing activities	255,313	(67,958)

Effect of foreign exchange rate changes on cash and cash equivalents	(104)	(56)
Net (decrease) increase in cash and cash equivalents	(110,436)	14,990
Cash and cash equivalents – beginning of period	168,453	95,959
Cash and cash equivalents – end of period	$58,017	$110,949
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$102,107	$113,299
Cash paid for interest	$367	$34

# # #

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 7 -

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Barnes Distribution North America (“BDNA”) and co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company's operating performance on a period-to-period basis because such costs are not, in our view, related to the Company's ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results "through the eyes" of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
•	a better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share ("EPS") to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	June 1, 2013
(in thousands)	$	Margin
GAAP Operating income	$100,246	15.7%
Non-recurring costs	6,385
Adjusted Operating income	$106,631	16.7%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 THIRD QUARTER RESULTS          Page - 8 -

	Thirteen Weeks Ended

	June 1, 2013	May 26, 2012
(in thousands)	$	$
Sales	$636,923	$611,970
Cost of Sales	347,410	332,387
Gross Margin	289,513	279,583
Operating Expenses	189,267	168,724
Income from Operations	100,246	110,859
Non-recurring costs	6,385	-
Adjusted Operating income	$106,631	$110,859

	Thirteen Weeks Ended
	June 1, 2013
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$62,354	$0.98
Non-recurring costs*	4,390	0.07
Adjusted net income	$66,744	$1.05

* On a pre-tax basis includes approximately $930 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $6,049 of non-recurring transaction costs associated with the BDNA acquisition for the thirteen weeks ended June 1, 2013. The non-recurring costs were calculated using an effective tax rate of 37.1%.